EXHIBIT 6



                                    AMENDMENT


          AMENDMENT, dated as of December 31, 1998 (this "AMENDMENT"), to the Second Amended and Restated Credit Agreement, dated as of June 18, 1998 (as heretofore amended, the "CREDIT AGREEMENT") among RECOTON CORPORATION, a New York corporation (the "BORROWER"), the several banks and other financial institutions from time to time parties thereto (the "LENDERS") and THE CHASE MANHATTAN BANK, as Administrative Agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT").


                              W I T N E S S E T H:


          WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower; and

          WHEREAS, the Borrower has requested, and, upon this Amendment becoming effective, the Lenders have agreed, that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment.

          NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the parties hereto hereby agree as follows:


                            SECTION I.I. AMENDMENTS

          1.1. AMENDMENTS TO SUBSECTION 1.1. (a) Subsection 1.1 of the Credit Agreement is hereby amended by inserting, in the appropriate alphabetical order, the following new definitions:

          "CONSOLIDATED TOTAL CAPITALIZATION": at any time, the sum of Consolidated Net Worth on such date and Consolidated Indebtedness on such date.

          "HONG KONG SUBSIDIARIES": any Subsidiary of the Borrower that is organized under the laws of Hong Kong.

          "INTEREST COVERAGE RATIO": for any period, the ratio of (a) EBITDA for such period to (b) Consolidated Interest Expense for such period.

          "PRIORITY DEBT": the sum (without duplication) of (a) all Indebtedness of the Borrower and its Subsidiaries secured by Liens other than Liens permitted by clauses (a) through (f) and (j) and (l) of subsection 7.3 and
     (b) all Indebtedness of Subsidiaries (other than Indebtedness (i) owing to the Borrower or other Subsidiaries that are Guarantors or (ii) in respect of Guarantee Obligations subject to the intercreditor sharing provisions of the Sharing Agreement).

          "SENIOR DEBT TO CAPITALIZATION RATIO": at any time, the ratio of (a) all Senior Indebtedness of the Borrower and its Subsidiaries outstanding on such date plus all Senior Guarantee Obligations of the Borrower and its Subsidiaries in respect of Indebtedness of other Persons outstanding on such date to (b) Consolidated Total Capitalization on such date.

          "SHARING AGREEMENT": the First Amended and Restated Sharing Agreement dated as of September 1, 1998, among the Lenders and the holders of Senior Notes.

          "TOTAL DEBT TO CAPITALIZATION RATIO": at any time, the ratio of (a) all Indebtedness of the Borrower and its Subsidiaries outstanding on such date plus all Guarantee Obligations of the Borrower and its Subsidiaries in respect of Indebtedness of other Persons outstanding on such date to (b) Consolidated Total Capitalization on such date.

          (b) Subsection 1.1 of the Credit Agreement is hereby amended by deleting therefrom the definition of "Senior Notes" and inserting in lieu thereof the following new definition of "Senior Notes":

          "SENIOR NOTES": collectively, the Adjustable Rate Senior Notes of the Borrower due January 6, 2007 and the Adjustable Rate Senior Notes of the Borrower due September 1, 2008.

          1.2. AMENDMENT TO SECTION 4. Section 4 of the Credit Agreement is hereby amended by inserting therein a new subsection 4.18 as follows:

               "4.18 YEAR 2000 MATTERS" 4.18 YEAR 2000 MATTERS. Any reprogramming required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by the Borrower or any of its Subsidiaries or used or relied upon in the conduct of their business (including any such systems and other equipment supplied by others or with which the computer systems of the Borrower or any of its Subsidiaries interface), and the testing of all such systems and other equipment as so reprogrammed, will be completed by June 30, 1999. The costs to the Borrower and its Subsidiaries that have not been incurred as of the date hereof for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 could not reasonably be expected to result in a Default or Event of Default or to have a Material Adverse Effect. Except for any reprogramming referred to above, the computer systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient for the conduct of their business as currently conducted."

          1.3. AMENDMENT TO SUBSECTION 6.9. Subsection 6.9 of the Credit Agreement is hereby amended by inserting, at the end thereof, the following new sentence:

                  "At such time as the Borrower shall have (i) caused 65% of each class of the Capital Stock of each PRC Subsidiary and Hong Kong Subsidiary to have been pledged to a collateral agent acceptable to the Required Lenders to secure PARI PASSU the obligations of the Borrower
         (x) under this Agreement, (y) in respect of the Senior Notes and (z) in respect of any other senior payment obligations of the Borrower to Chase, pursuant to a pledge agreement in form and substance satisfactory to the Required Lenders, and (ii) taken such action to perfect such pledge, and delivered such additional documentation with respect thereto (including acceptable legal opinions) as may be reasonably required by the Required Lenders, then, upon delivery by the Administrative Agent to the Borrower of a written notice confirming the completion of the matters specified in the foregoing clauses (i) and
         (ii), any Hong Kong Subsidiaries that are Guarantors shall be deemed released from their obligations under the Guarantee, effective as of the date given."

          1.4. AMENDMENT TO SUBSECTION 7.1. Effective as of the date of this Amendment, subsection 7.1 is hereby amended by deleting such subsection in its entirety and inserting in lieu thereof the following new subsection 7.1 (provided, however, that solely for the purposes of calculating compliance with subsection 7.1(h) for the period ending December 31, 1998, such calculation shall be made as if the Subordinated Indebtedness contemplated pursuant to section 1.6 of this Amendment had been issued and sold on December 31, 1998):

          "7.1 FINANCIAL CONDITION COVENANTS.

          (a) QUICK ASSETS RATIO. Permit at the end of any fiscal quarter set forth below, the ratio of (x) the sum of (i) cash and Cash Equivalents of the Borrower and its Subsidiaries at such time plus (ii) the amount shown on a consolidated balance sheet of the Borrower and its Subsidiaries at such time as accounts receivable (less provision for doubtful accounts) at such time to (y) Consolidated Current Liabilities at such time to be less than the ratio set forth opposite such period below:

    FISCAL QUARTERS ENDING:                            RATIO

  December 31, 1998                                0.80 to 1.00
  March 31 in each year                            1.00 to 1.00
  June 30 in each year                             0.80 to 1.00
  September 30 in each year                        0.80 to 1.00
  December 31 in each year other than 1998         1.00 to 1.00

          (b) MAINTENANCE OF TANGIBLE NET WORTH. Permit Consolidated Tangible Net Worth (i) on December 31, 1998 to be less than $100,000,000 or (ii) at any time thereafter, to be less than the sum of (w) $100,000,000 plus (x) an amount equal to the sum of 50% of Consolidated Net Income (but only if positive) for each fiscal year ending after December 31, 1998 plus (y) an amount equal to the Net Cash Proceeds from the first public offering of Capital Stock of the Borrower after December 31, 1998 plus (z) an amount equal to the sum (but only if positive) of (A) the aggregate amount of Net Cash Proceeds from all issuances of Capital Stock of the Borrower other than, and subsequent to, the issuance of Capital Stock referred to in the preceding clause (y) minus (B) the portion of such Net Cash Proceeds used by the Borrower or any Subsidiary to acquire Consolidated Intangibles (it being understood that in any case where the Borrower or any Subsidiary shall utilize any such Net Cash Proceeds to finance the acquisition of any Person or business, the portion of such Net Cash Proceeds used by the Borrower or such Subsidiary to acquire Consolidated Intangibles shall be deemed to be equal to the amount, if any, of the increase in the amount of Consolidated Intangibles directly resulting from such acquisition).

          (c) FIXED CHARGE COVERAGE. Permit the Fixed Charge Total Debt Coverage Ratio as of the end of any fiscal quarter to be less than 1.25 to 1.00.

          (d) TOTAL DEBT LEVERAGE RATIO. Permit the Total Debt Leverage Ratio at any time to be greater than 5.00 to 1.00.

          (e) SENIOR DEBT LEVERAGE RATIO. Permit the Senior Debt Leverage Ratio at any time during any fiscal quarter set forth below to be greater than the amount set forth opposite such fiscal quarter below:

  FISCAL QUARTERS ENDING:                                   RATIO

    December 31, 1998                                  4.50 to 1.00
    March 31, 1999                                     4.50 to 1.00
    June 30, 1999                                      4.25 to 1.00
    September 30, 1999                                 4.25 to 1.00
    December 31, 1999 and thereafter                   4.00 to 1.00

          (f) INTEREST COVERAGE RATIO. Permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters to be less than 2.50 to 1.00.

          (g) TOTAL DEBT TO CAPITALIZATION RATIO. Permit the Total Debt to Capitalization Ratio at any time to be greater than 0.65 to 1.00.

          (h) SENIOR DEBT TO CAPITALIZATION RATIO. Permit the Senior Debt to Capitalization Ratio at any time to be greater than 0.55 to 1.00.

          (i) PRIORITY DEBT. Permit Priority Debt at any time to exceed 15% of Consolidated Tangible Net Worth."

          1.5. FURTHER AMENDMENT TO SUBSECTION 7.1. Notwithstanding the provisions of subsection 1.3 of this Amendment, effective as of the date upon which the Borrower receives aggregate Net Cash Proceeds of at least $75,000,000 from the issuance and sale of Capital Stock and/or Subordinated Indebtedness, subsection 7.1 shall be further amended as follows:

          (a) by deleting subsection 7.1(a) in its entirety and inserting in lieu thereof the following new subsection 7.1(a):

          "(a) QUICK ASSETS RATIO. Permit at the end of any fiscal quarter set forth below, the ratio of (x) the sum of (i) cash and Cash Equivalents of the Borrower and its Subsidiaries at such time plus (ii) the amount shown on a consolidated balance sheet of the Borrower and its Subsidiaries at such time as accounts receivable (less provision for doubtful accounts) at such time to (y) Consolidated Current Liabilities at such time to be less than the ratio set forth opposite such period below:

           FISCAL QUARTERS ENDING:                              RATIO

           December 31, 1998                                   0.80 to 1.00
           March 31, 1999 and thereafter                       1.00 to 1.00";

          (b) by deleting subsection 7.1(e) in its entirety and inserting in lieu thereof the following new subsection 7.1(e):

          "(e) SENIOR DEBT LEVERAGE RATIO. Permit the Senior Debt Leverage Ratio at any time during any fiscal quarter set forth below to be greater than the amount set forth opposite such fiscal quarter below:

           FISCAL QUARTERS ENDING:                              RATIO

           December 31, 1998                                    4.50 to 1.00
           March 31, 1999                                       4.50 to 1.00
           June 30, 1999 and thereafter                        3.50 to 1.00";

          (c) by deleting subsection 7.1(h) in its entirety and inserting in lieu thereof the following new subsection 7.1(h):

          "(h) SENIOR DEBT TO CAPITALIZATION RATIO. Permit the Senior Debt to Capitalization Ratio at any time during any fiscal quarter set forth below to be greater than the ratio set forth opposite such fiscal quarter below:

           FISCAL QUARTERS ENDING:                              RATIO

           December 31, 1998                                    0.55 to 1.00
           March 31, 1999                                       0.55 to 1.00
           June 30, 1999 and thereafter                        0.50 to 1.00".

          1.6. AMENDMENT TO SUBSECTION 7.2. Subsection 7.2(i) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and inserting in lieu thereof the following new subsection 7.2(i):

          "(i) Subordinated Indebtedness of the Borrower in an amount not to exceed $150,000,000."

          1.7. AMENDMENT TO SUBSECTION 7.3. Subsection 7.3(l) of the Credit Agreement is hereby amended by inserting, at the end thereof but before the period ("."), the following: "and any Liens granted by the Borrower or any Subsidiary with respect to the PRC Subsidiaries and Hong Kong Subsidiaries pursuant to subsection 6.9 hereof".

          1.8. AMENDMENT TO SUBSECTION 7.6. Subsection 7.6 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and inserting in lieu thereof the following new subsection 7.6:

                  "7.6 FAR EAST SUBSIDIARIES. (a) Permit on the last day of any fiscal quarter the sum of the Total Assets (as reported on the consolidating financial statements referred to in subsection 6.1) of the PRC Subsidiaries (less any such amount attributable to accounts receivable due to any PRC Subsidiary from the Borrower or any Subsidiary of the Borrower that is a Guarantor) to be greater than an amount equal to 20% of Consolidated Tangible Net Worth determined as of such day.

                  (b) Permit on the last day of any fiscal quarter the sum of the Total Assets (as reported on the consolidating financial statements referred to in subsection 6.1) of the PRC Subsidiaries and the Hong Kong Subsidiaries (collectively, the "Far East Subsidiaries") (less any such amount attributable to accounts receivable due to any Far East Subsidiary from the Borrower or any Subsidiary of the Borrower that is a Guarantor and not a Far East Subsidiary) to be greater than an amount equal to 40% of Consolidated Tangible Net Worth determined as of such day."

          1.9. CONSENT TO TERMS OF SUBORDINATED INDEBTEDNESS. The Lenders hereby consent to the terms and conditions of the Subordinated Indebtedness and the Subordinated Guarantee Obligations relating thereto substantially in the form of the January 29, 1999 draft of the Securities Purchase Agreement with respect thereto, such Subordinated Indebtedness to be issued and sold by the Borrower in an aggregate principal amount of $35,000,000.


                          SECTION II. MISCELLANEOUS

          2.1. REPRESENTATIONS AND WARRANTIES. On and as of the date hereof and after giving effect to this Amendment, the Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in Section 4 of the Credit Agreement MUTATIS MUTANDIS, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case the Borrower hereby confirms, reaffirms and restates such representations and warranties as of such earlier date, PROVIDED that the references to the Credit Agreement in such representations and warranties shall be deemed to refer to the Credit Agreement as amended prior to the date hereof and pursuant to this Amendment.

          2.2. EFFECTIVENESS. This Amendment shall become effective as of the date hereof upon:

          (a) receipt by the Administrative Agent of counterparts of this Amendment duly executed and delivered by each of the Borrower, the Administrative Agent and the Required Lenders;

          (b) receipt by the Administrative Agent of an executed legal opinion of Stroock & Stroock & Lavan LLP, counsel to the Borrower and the other Loan Parties, substantially in the form of ANNEX A attached hereto;

          (c) the Borrower having issued and sold Subordinated Indebtedness as contemplated by subsection 1.6 of this Amendment in an aggregate principal amount of $35,000,000;

          (d) receipt by the Administrative Agent of amendments or waivers to the Note Purchase Agreements with respect to the Senior Notes in form and substance satisfactory to the Required Lenders; and

          (e) receipt by the Administrative Agent of an amendment fee of $125,000, to be shared pro rata among the Lenders.

          2.3. CONTINUING EFFECT; NO OTHER AMENDMENTS. Except as expressly set forth in this Amendment, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect and the Borrower shall continue to be bound by all of such terms and provisions. The amendments provided for herein are limited to the specific subsections of the Credit Agreement specified herein and shall not constitute an amendment of, or an indication of the Administrative Agent=s or the Lenders= willingness to amend or waive, any other provisions of the Credit Agreement or the same subsections for any other date or purpose.

          2.4. SEVERABILITY. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenfor ceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          2.5. INTEGRATION. This Amendment represents the agreement of the Borrower and the Administrative Agent with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent relative to the subject matter hereof and thereof not expressly set forth or referred to herein.

          2.6. EXPENSES. The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable costs and expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

          2.7. COUNTERPARTS. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by the parties hereto shall be delivered to the Borrower and the Administrative Agent.

          2.8. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.


          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                       RECOTON CORPORATION


                                       By:  /S/ STUART MONT
                                            --------------------------------
                                            Name:  Stuart Mont
                                            Title: Executive Vice
                                                   President-Operations


                                       THE CHASE MANHATTAN BANK,
                                       as Administrative Agent and as a Lender


                                       By  /S/ C. F. MATTHIESSEN
                                           -----------------------------------
                                           Name:  C. F. Matthiessen
                                           Title: Vice President


                                       SUNTRUST BANK, CENTRAL FLORIDA,
                                       NATIONAL ASSOCIATION

                                      By:  /S/ WILLIAM C. BARR
                                           ------------------------------------
                                           Name:  William C. Barr
                                           Title: First Vice President


                                       HARRIS TRUST AND SAVINGS BANK



                                      By:--------------------------------------
                                         Name:
                                         Title:

                                       MARINE MIDLAND BANK


                                       By:  /S/ THOMAS  J. DIONIAN
                                           -----------------------------------
                                           Name:  Thomas J. Dionian
                                           Title: Vice President


                                       FIRST UNION NATIONAL BANK


                                       By:  /S/ TIMOTHY N. HYSLOP
                                           -----------------------------------
                                           Name: Timothy N. Hyslop
                                                 Title:  Senior Vice President

                  THE UNDERSIGNED GUARANTORS HEREBY CONSENT AND AGREE TO THE FOREGOING AGREEMENT AS OF THE DATE HEREOF:



                                       Christie Design Corporation, a Delaware
                                         corporation
                                       InterAct Accessories, Inc., a Delaware
                                         corporation
                                       Recoton Audio Corporation, a Delaware
                                         corporation
                                       ReCone, Inc., a Delaware corporation
                                       Recoton Home Audio, Inc., a California
                                         corporation
                                       Recoton Japan, Inc., an Illinois
                                         corporation
                                       Recoton International Holdings, Inc., a
                                       Delaware corporation
                                       Recoton European Holdings, Inc., a
                                          Delaware corporation
                                       AAMP of Florida, Inc., a Florida
                                          corporation


                                       By:  /S/ STUART MONT
                                            --------------------------------
                                            Name:  Stuart Mont
                                            Title:  Vice President



                                       Recoton German Holdings GmbH, a
                                         German corporation
                                       Mac Audio
                                       Electronic GmbH, a German
                                         corporation
                                       Magnat Audio-Produkte
                                       GmbH, a German corporation Heco
                                       Audio-Produkte GmbH, a German
                                         corporation
                                       Recoton Italia s.r.l.,
                                         an Italian corporation


                                       By:  /S/ Jeremy Mermagen
                                            --------------------------------
                                            Name:  Jeremy Mermagen
                                            Title:  Director



                                       Recoton Canada Ltd., a Canadian
                                         corporation



                                       By:  /S/ STUART MONT
                                            --------------------------------
                                            Name:  Stuart Mont
                                            Title:  President


                                     Recoton (Far East) Limited, a Hong Kong
                                        corporation
                                     STD Holding Limited, a Hong Kong
                                        corporation
                                     STD Electronic International Limited, a
                                        Hong Kong corporation
                                     STD Manufacturing Limited, a Hong Kong
                                        corporation
                                     STD Plastic Industrial Limited, a Hong Kong
                                        corporation
                                     STD Trading Limited, a Hong Kong
                                         corporation
                                     Peak Hero Limited, a Hong Kong corporation
                                     Ever Smart Management Limited, a Hong Kong
                                         corporation



                                       By:  /S/ Robert L. Borchardt
                                            --------------------------------
                                            Name:  Robert L. Borchardt
                                            Title:  Director